Registration No. 333-59611

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________

MOORE-HANDLEY, INC.
 (Exact name of registrant as specified in its charter)

Delaware	63-0819773
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3140 Pelham Parkway
Pelham, Alabama 35124

(Address of Principal Executive Offices
including Zip Code)

Moore-Handley, Inc.
Employee Stock Purchase Plan

(Full title of the Plan)

Gary C. Mercer
3140 Pelham Parkway
Pelham, Alabama 35124
(205) 663-8011

(Name, address and telephone number of agent for service)

On October 31, 2003, the Corporation filed a Form 15 deregistering its Common Stock, par value $.10 per share, under the Securities Exchange Act of 1934, as amended. No shares remain issuable under the Plan. Accordingly, the registration statement on Form S-8 is hereby terminated.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pelham, State of Alabama on the 31st day of October, 2003.

                                                                                                    MOORE-HANDLEY, INC.

                                                                                                    By: /s/ Gary C. Mercer                                                                                                           Gary C. Mercer
                                                                                                          Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signatures	Title	Date
/s/ William Riley William Riley	Chairman of the Board, Chief Executive Officer and Director	October 31, 2003
/s/ Gary C. Mercer Gary C. Mercer	Chief Financial Officer (Principal Financial Officer)	October 31, 2003
/s/ Michael J. Gaines Michael J. Gaines	President and Chief Operating Officer and Director	October 31, 2003
/s/ Michael Palmer Michael Palmer	Director	October 31, 2003
/s/ Michael B. Stubbs Michael B. Stubbs	Director	October 31, 2003